UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 2, 2007

NORAM CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-2661	13-1946181
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 9250, Dallas, Texas	75209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 886-6726

Item 3.02 Unregistered Sales of Equity Securities.

On April 2, 2007, the Company issued 50,000 shares of its $0.002 par value Class A Common Stock (“Common Stock”) to Rudy Ced, an individual, in exchange for the aggregate consideration of $50,000 cash.  Rudy Ced is Vice President of the Company.  The Company issued the Common Stock in a private transaction in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933.  The purchaser delivered written representations to the Company that the securities were being acquired for investment only and not with a view toward distribution, and that the purchaser, alone or together with his representative, has knowledge and experience in business matters and securities investments so as to be capable of evaluating the merits of the investment.  The Company employed no public advertising or solicitation in connection with these sales.  No underwriting discounts or brokerage fees or commissions were paid in connection with this transaction.   The shares issued are not convertible or exchangeable into other securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORAM CAPITAL HOLDINGS, INC.

(Registrant)

Date:

04/05/2007

/s/Anthony J. Renteria

Anthony J. Renteria

Principal Executive Officer and Director